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                              EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement of ADAC Laboratories on Form S-3 of our report dated
November 4, 1997 on our audits of the consolidated financial statements and financial statement schedules of ADAC Laboratories as of September 28, 1997 and September 29, 1996, and for each of the three fiscal years in the period ended September 28, 1997 which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1997. We also consent to the reference to our firm under the caption "Experts."



                                        /s/ Coopers & Lybrand L.L.P.


San Jose, California
February 20, 1998